As filed with the Securities and Exchange Commission on April 8, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	87-1375590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, Florida 33132
(904) 496-0027

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive office)

2023 INCENTIVE COMPENSATION PLAN

(Full title of the Plan)

David Villarreal

President and Chief Executive Officer

Safe and Green Development Corporation
990 Biscayne Blvd

#501, Office 12

Miami, Florida 33132

(904) 496-0027

(Name, address of and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.
Melissa Palat Murawsky, Esq.
Patrick J. Egan, Esq.
Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000
(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Safe and Green Development Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register an additional 459,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Registrant’s 2023 Incentive Compensation Plan (the “Plan”) (resulting from an automatic increase as of January 1, 2024 pursuant to an “evergreen” provision in the Plan). These shares of Common Stock are in addition to and of the same class as the Common Stock for which the Registrant’s Registration Statement on Form S-8 was filed with the SEC on October 23, 2023 (File No. 333-275143) (the “Prior Registration Statement”). The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Safe and Green Development Corporation (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

5.1*	Opinion of Blank Rome LLP

23.1*	Consent of Independent Registered Public Accounting Firm, M&K CPAS PLLC

23.2*	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Blank Rome LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

99.1	Form of Safe and Green Development Corporation 2023 Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.5 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Commission on May 1, 2023)

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on the 8th day of April, 2024.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint David Villarreal and Nicolai Brune, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Villarreal	Chief Executive Officer and Director	April 8, 2024
David Villarreal	(Principal Executive Officer)

/s/ Nicolai Brune	Chief Financial Officer	April 8, 2024
Nicolai Brune	(Principal Financial and Accounting Officer)

/s/ Yaniv Blumenfeld	Director	April 8, 2024
Yaniv Blumenfeld

/s/ Paul Galvin	Director	April 8, 2024
Paul Galvin

/s/ Peter G. DeMaria	Director	April 8, 2024
Peter G. DeMaria

/s/ John Scott Magrane, Jr.	Director	April 8, 2024
John Scott Magrane, Jr.

/s/ Christopher Melton	Director	April 8, 2024
Christopher Melton

/s/ Alyssa L. Richardson	Director	April 8, 2024
Alyssa L. Richardson

/s/ Jeffrey Tweedy	Director	April 8, 2024
Jeffrey Tweedy

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